Exhibit 99.1

Two Bethesda Metro Center
14th Floor
Bethesda MD 20814
(301) 951-6122
(301) 654-6714 Fax
Info@AmericanCapital.com
www.AmericanCapital.com

FOR IMMEDIATE RELEASE

June 23, 2010

Contact:

Investors - (301) 951-5917

AMERICAN CAPITAL ACHIEVES NECESSARY

EXCHANGE OFFER PARTICIPATION,

EXTENDING DEADLINE TO ALLOW FINALIZATION OF CONDITIONS

Bethesda, MD – June 23, 2010 - American Capital, Ltd. (Nasdaq: ACAS) (the “Company”) announced today that it has received a sufficient number of tenders to complete its private offers to exchange outstanding unsecured public and private notes for cash payments and new secured notes (the “Exchange Offers”) and the related consent solicitation of its outstanding public notes (the “Consent Solicitation”). The Company is extending the expiration time of the Exchange Offers for three days in order to satisfy all closing conditions to the Exchange Offers.

The Company has received tenders representing approximately 98% of the aggregate principal amount outstanding of the Company’s unsecured public 6.85% Senior Notes due August 1, 2012 (the “Public Notes”). This exceeds the 85% minimum tender requirement (subject to reduction under certain circumstances) that is a condition to consummating the Exchange Offers. The indenture relating to the new secured notes contains additional closing conditions, which must be satisfied in order for the Company to complete the Exchange Offers. In extending the expiration time, the Company is targeting an announcement on June 28, 2010 that it has accepted the Exchange Offers, has satisfied these conditions and is closing the Exchange Offers on such date, or as soon as practicable thereafter.

The Exchange Offers and the Consent Solicitation were previously scheduled to expire at 11:59 p.m., New York City time, on June 22, 2010 (as previously extended on June 9, 2010). The Exchange Offers and the Consent Solicitation have now been extended until 5:00 p.m., New York City time, on June 25, 2010, unless further extended or earlier terminated.

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American Capital

June 23, 2010

There is no right to withdraw public and private notes that were tendered on or prior to June 22, 2010 and there will be no right to withdraw public and private notes that are subsequently tendered. All other terms of the Exchange Offers and the Consent Solicitation remain unchanged. Holders of public notes who have not tendered in the Exchange Offers continue to have the right to tender their notes.

The Company is not extending the voting deadline for the Company’s solicitation of votes to accept a standby plan of reorganization (the “Standby Plan”), which expired on June 22, 2010, and the results of which are disclosed below. Because the Company anticipates satisfying the conditions to the Exchange Offers after the new expiration time, it does not intend to proceed with the Standby Plan.

The Company has been advised of the following information by, as applicable, the exchange agent for the Exchange Offers and the voting agent for the Standby Plan, as of 11:59 p.m. New York City time on June 22, 2010:

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With regard to lenders under the Company’s existing credit agreement, whose approximately $1.4 billion of claims constitute Class 3, Existing Credit Agreement Claims, under the Standby Plan, all of the lenders by outstanding principal amount participated in the solicitation of votes for the Standby Plan, with 100% in principal amount and 100% in number of votes cast supporting the Standby Plan. In connection with a restructuring of the credit agreement, lenders with approximately 49% in principal amount have elected to have their loans repaid in cash and approximately 51% in principal amount have elected to become lenders in an amended credit agreement or receive new secured notes in payment for their loans.

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With regard to the holders of the Company’s unsecured private notes (the “Private Notes”), whose approximately $406 million in claims constitute Class 4, Private Notes Claims, under the Standby Plan, approximately 63.7% of holders by outstanding principal amount participated in the solicitation of votes for the Standby Plan, of which 100% in principal amount and 100% in number of votes cast supported the Standby Plan. With regard to the Exchange Offers, the following unsecured private notes have been tendered:

•	$83.7 million in aggregate principal amount (100%) of outstanding 5.92% Senior Notes, Series A due September 1, 2009.

•	$94.9 million in aggregate principal amount (100%) of outstanding 6.46% Senior Notes, Series B due September 1, 2011.

•	$134.2 million in aggregate principal amount (100%) of outstanding 6.14% Senior Notes, Series 2005-A due August 1, 2010.

•	€14.8 million in aggregate principal amount (100%) of outstanding 5.177% Senior Notes, Series 2006-A due February 9, 2011.

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American Capital

June 23, 2010

•	£3.3 million in aggregate principal amount (100%) of outstanding 6.565% Senior Notes, Series 2006-B due February 9, 2011.

Holders of $71 million in aggregate principal amount of the foregoing unsecured private notes have elected to receive new secured notes, while holders of $265 million in aggregate principal amount have elected to receive cash in payment for their notes. None of the $75 million of outstanding Floating Rate Senior Notes, Series 2005-B due October 30, 2020, have been tendered.

•

With regard to the holders of the Public Notes, whose approximately $550 million in claims constitute Class 6, Public Notes Claims, under the Standby Plan, approximately 79.7% of holders by outstanding principal amount participated in the solicitation of votes for the Standby Plan, of which approximately 74.8% in principal amount and 46% in number of votes cast supported the Standby Plan. With regard to the Exchange Offers, $539 million in aggregate principal amount (approximately 98%) of outstanding unsecured public notes have been tendered and the same percentage has voted in favor of the Consent Solicitation. Holders of $536 million in aggregate principal amount have elected to receive new secured notes, while holders of $3 million in aggregate principal amount have elected to receive cash in payment for their notes.

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With regard to the holders of the Company’s outstanding swap agreements, whose claims constitute Class 7, Swap Claims, under the Standby Plan, all of the holders by notional amount participated in the solicitation of votes for the Standby Plan, with 100% in notional amount and 100% in number of votes cast supporting the Standby Plan.

This press release and its contents are not an offer to sell or purchase or an offer to exchange or a solicitation of acceptance of an offer to sell or purchase or offer to exchange any security. Any such offer or solicitation shall be made solely by means of an offering memorandum or other offer document furnished to existing securityholders and any securities that are offered have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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American Capital

June 23, 2010

ABOUT AMERICAN CAPITAL

American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. Founded in 1986, American Capital has $14 billion in capital resources under management and eight offices in the U.S., Europe and Asia. For further information, please refer to www.AmericanCapital.com.

This press release contains forward-looking statements. The statements regarding expected results of American Capital are subject to various factors and uncertainties, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments.

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